                     AMENDMENT NO. 1 TO PRIMARY AGREEMENT

          This Amendment No. 1 to Primary Agreement (this "Amendment"), dated as of the 15/th/ day of May, 2002, by and among OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS", an open joint stock company organized and existing under the laws of the Russian Federation ("VIP"), ECO TELECOM LIMITED, a company organized and existing under the laws of Gibraltar ("Eco Telecom"), TELENOR EAST INVEST AS, a company organized and existing under the laws of Norway ("Telenor") and OPEN JOINT STOCK COMPANY "VIMPELCOM-REGION", an open joint stock company organized and existing under the laws of the Russian Federation (the "Company").

          WHEREAS, VIP, Eco Telecom, Telenor and the Company are parties to that Primary Agreement, dated as of May 30, 2001 (the "Primary Agreement"); and

          WHEREAS, VIP, Eco Telecom, Telenor and the Company desire to amend the Primary Agreement on the terms set forth herein.

          NOW, THEREFORE, to implement the foregoing and in consideration of the mutual terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Unless otherwise expressly stated herein to the contrary, all provisions of the Primary Agreement shall remain valid, binding and in effect as set forth in the Primary Agreement, except as necessary to give effect to the matters set forth in this Amendment. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Primary Agreement.

          2.  The following schedules to the Primary Agreement shall be deleted:
2.03(a)(ii) and 2.03(a)(iii).

          3. Exhibit B to the Primary Agreement shall be renamed "EXHIBIT B - FORM OF SECOND CLOSING DISCLOSURE LETTER". Exhibit C to the Primary Agreement shall be renamed "EXHIBIT C - FORM OF SECOND CLOSING OPTION WAIVER NOTICE".

          4. The word "Board" in Sections 5.05(a) and 5.05(b) of the Primary Agreement shall be deleted and replaced with the word "GMS".

          5. The definitions set forth on Appendix A hereto shall be deleted from Section 1.01 of the Primary Agreement in their entirety and shall be of no further force or effect.

          6. The following definitions set forth in Section 1.01 of the Primary Agreement shall each be amended and restated in their entirety to read as follows:

"Actually known to such Purchaser" shall mean, with respect to each Purchaser, to the knowledge and belief of the Persons specified immediately below the name of such Purchaser on

Schedule 1.01(A), except that for purposes of Section 2.04, such phrase shall
----------------
have the meaning set forth in Section 2.04(e)(iii).

"Additional Closings Shares" shall mean the number of shares of Common Stock that VIP and/or Telenor, as the case may be, may purchase at the Additional Second Closings.

"Additional Closings Purchase Price" shall mean the aggregate cash amount, if any, paid by VIP or Telenor, as the case may be, at the Additional Second Closings.

"Agreement" shall mean this Primary Agreement, the Disclosure Letter, the Exhibits and the Schedules hereto and the certificates delivered in accordance with Article VIII and Article IX.

"Charter" shall mean the most recent version of the charter (ustav) of the Issuer, as registered with the MRC on December 26, 2001 and as may be amended from time to time.

"Closings" shall mean the First Closing, the Second Closing, the Third Closing, the Additional Second Closings and the Preferred Stock Closing.

"Disclosure Letter" shall mean the Second Closing Disclosure Letter.

"Per Share Price" shall mean the price per share of Common Stock as set forth in

Schedule 1.01(C); provided, however, if in connection with the Second Closing
----------------  --------  -------
and/or Third Closing, the GMS determines, upon written advice of legal counsel and an independent licensed appraiser (otsenshik), that the Per Share Price shall represent an amount less than or greater than set forth in Schedule
                                                                 --------
1.01(C), then the parties hereto agree that for purposes of Sections 2.02, 2.03
--------
and 2.04 of this Agreement, the Per Share Price shall mean such amount as determined by the GMS.

"Preferred Stock" shall mean, collectively, the shares of type A convertible preferred stock of the Issuer, as defined in the Charter.

"Purchasers' Shares" shall mean the First Closing VIP Shares, the Second Closing Shares, the Third Closing Shares, the Additional Closings Shares and the Additional Second Closing Eco Telecom Shares, collectively.

"Second Closing Contribution Default Percentage" shall mean, in respect of any Purchaser, the percentage of the issued and outstanding voting capital stock of the Issuer that such Purchaser would have owned if:

     (i) the issuance of the Second Closing VIP Shares and the Second Closing Telenor Shares (if any) at the Second Closing was effected at the Per Share Price specified in Schedule 1.01(C) without redistribution of Preferred Stock as contemplated in Section 2.08;

     (ii) (if Telenor has exercised the VIP-R Call Option before the Second Closing Date) Telenor exercised the VIP-R Call Option, but redistribution of the Preferred Stock as contemplated in Section 2.10 did not occur; and

     (iii) the Preferred Stock Closing has occurred and the Issuer repurchased from Eco Telecom and cancelled all the shares of Eco Telecom Preferred Stock.

"Second Closing Date" shall mean the date on which the Second Closing is scheduled to occur, which date will be the twelve (12) month anniversary of the First Closing Date (or, if such date is not a Business Day, then on the first Business Day following such date), or such other date as the parties hereto may mutually determine; provided, however, that either Eco Telecom or VIP may extend
                    --------  -------
the Second Closing Date by written notice to the Issuer, Telenor, and VIP or Eco Telecom, respectively, to a date which is a Business Day and which is not more than seven (7) months following the 12 month anniversary of the First Closing Date, if Eco Telecom or VIP, respectively, has complied with Section 7.01 and notwithstanding such compliance, MAMP approval has not yet been obtained by Eco Telecom or VIP, respectively, on such 12 month anniversary. For the avoidance of doubt, the parties hereto acknowledge and agree that, in the event either Eco Telecom or VIP extends the date of the Second Closing Date pursuant to the terms hereof, the Second Closing contemplated hereby, and the purchase and sale of the Second Closing VIP Shares and the Second Closing Telenor Shares, if any, shall be held on the Second Closing Date, as extended.

"Second Closing Implied Percentage" shall mean, in respect of any Purchaser, the percentage of the issued and outstanding voting capital stock of the Issuer that such Purchaser would have owned if:

     (i) (if Telenor has exercised the VIP-R Call Option before the Second Closing Date) Telenor exercised the VIP-R Call Option, but redistribution of the Preferred Stock as contemplated by Section 2.10 did not occur,

     (ii) the issuance of the Second Closing Shares at the Second Closing was effected at the Per Share Price specified in Schedule 1.01(C), without
                                                  ----------------
     redistribution of shares of Eco Telecom Preferred Stock as contemplated by
     Section 2.08, and

     (iii) the Preferred Stock Closing has occurred and the Issuer repurchased from Eco Telecom and cancelled all the shares of Eco Telecom Preferred Stock.

"Second Closing Issuer/Eco Telecom Indemnity Amount" shall mean the sum of (a) the First Closing Issuer/Eco Telecom Indemnity Amount plus (b) (x) if Eco Telecom has purchased the Second Closing Eco Telecom Shares, US$58.5 million or
(y) if Eco Telecom has purchased the Second Closing Eco Telecom Shares and the Additional Second Closing Eco Telecom Shares, the sum of US$58.5 million plus the Additional Second Closing Eco Telecom Purchase Price or (z) if Eco Telecom has not purchased the Second Closing Eco Telecom Shares, US$0.

"Second Closing Issuer/VIP Indemnity Amount" shall mean the sum of (a) the First Closing Issuer/VIP Indemnity Amount plus (b) (x) if VIP has purchased the Second Closing VIP Shares, an amount equal to the Second Closing VIP Purchase Price or
(y) if VIP has not purchased the Second Closing VIP Shares, an amount equal to US$0.

"Second Closing Purchase Price" shall mean the aggregate of the Second Closing Eco Telecom Purchase Price, the Additional Second Closing Eco Telecom Purchase Price, the Second Closing VIP Purchase Price and the Second Closing Telenor Purchase Price.

"Second Closing Shares" shall mean the Second Closing Eco Telecom Shares, the Additional Second Closing Eco Telecom Shares, if any, the Second Closing VIP Shares and the Second Closing Telenor Shares, if any.

Second Closing Telenor Purchase Price" shall have the meaning specified in
Section 2.04(b).

"Second Closing Telenor Shares" shall mean the Second Closing Telenor Primary Option Shares.

"Second Closing VIP Primary Shares" shall have the meaning specified in Section 2.04(a).

"Second Closing VIP Secondary Shares" shall have the meaning specified in
Section 2.04(a).

"Second Closing VIP Shares" shall mean the number of shares of Common Stock that VIP shall purchase at the Second Closing pursuant to Section 2.04(a).

"Third Closing Contribution Default Percentage" shall mean, in respect of any Purchaser, the percentage of the issued and outstanding voting capital stock of the Issuer that such Purchaser would have owned if:

     (i) the issuance of the Second Closing Shares at the Second Closing was effected at the Per Share Price specified in Schedule 1.01(C) without redistribution of Preferred Stock as contemplated in Section 2.08;

     (ii) the issuance of the Third Closing Shares at the Third Closing was effected at the Per Share Price specified in Schedule 1.01(C) without redistribution of Preferred Stock as contemplated in Section 2.09;

     (iii) (if Telenor has exercised the VIP-R Call Option before the Third Closing Date) Telenor exercised the VIP-R Call Option, but redistribution of the Preferred Stock as contemplated in Section 2.10 did not occur; and

     (iv) the Preferred Stock Closing has occurred and the Issuer repurchased from Eco Telecom and cancelled all the shares of Preferred Stock.

"Third Closing Eco Telecom Purchase Price" shall mean a cash amount equal to the amount set forth on Schedule 2.03(b)(i), reduced by the sum of (i) the
                    -------------------
Additional Second Closing Eco Telecom Purchase Price, if any and (ii) the Third Closing Redirection Amount, if any.

"Third Closing Implied Percentage" shall mean, in respect of any Purchaser, the percentage of the issued and outstanding voting capital stock of the Issuer that such Purchaser would have owned if:

     (i) the issuance of the Second Closing Shares at the Second Closing was effected at the Per Share Price specified in Schedule 1.01(C), without
                                                  ----------------
     redistribution of shares of Eco Telecom Preferred Stock as contemplated by
     Section 2.08, and

     (ii) the issuance of the Third Closing Shares at the Third Closing was effected at the Per Share Price specified in Schedule 1.01(C), without
                                                  ----------------
     redistribution of shares of Eco Telecom Preferred Stock as contemplated by
     Section 2.09, and

     (iii) (if Telenor has exercised the VIP-R Call Option before the Second Closing Date) Telenor exercised the VIP-R Call Option, without redistribution of the Preferred Stock as contemplated by Section 2.10, and

     (iv) the Preferred Stock Closing has occurred and the Issuer repurchased from Eco Telecom and cancelled all the shares of Eco Telecom Preferred Stock which would have been required to have been repurchased and cancelled for Eco Telecom to own at least twenty-five percent (25%) plus one (1) share of the issued and outstanding voting capital stock of the Issuer (after giving effect to the transactions described in clauses (i) through (iii) hereof).

"Third Closing Purchase Price" shall mean the Third Closing Eco Telecom Purchase Price.

"Third Closing Shares" shall mean the Third Closing Eco Telecom Shares, if any.

"Total Issuer/Eco Telecom Indemnity Amount" shall mean, (a) from the First Closing Date to (but excluding) the date on which the Second Closing occurs, the First Closing Issuer/Eco Telecom Indemnity Amount, (b) from (and including) the date on which the Second Closing occurs to (but excluding) (i) the date on which the Third Closing, if applicable, occurs, or (ii) if the Third Closing does not occur because Eco Telecom purchased its entire allotment of Additional Second Closing Eco Telecom Shares at the Second Closing (i.e., the Additional Second Closing Eco Telecom Purchase Price was US$58,500,000), the date on which the representations, warranties, covenants and agreements of the parties to this Agreement cease to survive as provided in Article XII herein, the Second Closing Issuer/Eco Telecom Indemnity Amount, and (c) if applicable, from (and including) the date on which the Third Closing occurs to the date the representations, warranties, covenants and agreements of the parties to this Agreement cease to survive as provided in Article XII herein, the sum of (i) the First Closing Issuer/Eco Telecom Indemnity Amount, (ii) the Second Closing Issuer/Eco Telecom Indemnity Amount and (iii) (x) if Eco Telecom has purchased the Third Closing Eco Telecom Shares, the Third Closing Eco Telecom Purchase Price or (y) if Eco Telecom has not purchased the Third Closing Eco Telecom Shares, US$0.

"Total Issuer/Telenor Indemnity Amount" shall mean from (and including) the date on which the Second Closing occurs to (but excluding) the date the representations, warranties, covenants and agreements of the parties to this Agreement cease to survive as provided in Article XII herein, the Second Closing Issuer/Telenor Indemnity Amount.

"Total Issuer/VIP Indemnity Amount" shall mean (a) from the First Closing Date to (but excluding) the date on which the Second Closing occurs, the First Closing Issuer/VIP Indemnity Amount, (b) from (and including) the date on which the Second Closing occurs to (but excluding) the date the representations, warranties, covenants and agreements of the parties to this Agreement cease to survive as provided in Article XII herein, the sum of (i) the First Closing Issuer/VIP Indemnity Amount, and (ii) the Second Closing Issuer/VIP Indemnity Amount.

"Trademark Agreements" shall mean the Trademark License Agreements, dated the date hereof, between the Issuer and VIP, as listed on Schedule 1.01(D), as
                                                      ----------------
amended.

"VIP-R Registration Rights Agreement" shall mean the Registration Rights Agreement, dated the date hereof, among the Issuer, VIP, Eco Telecom and Telenor, as amended.

"VIP-R Shareholders Agreement" shall mean the Shareholders Agreement, dated the date hereof, among Eco Telecom, Telenor, VIP and the Issuer, as amended.

     7. The following definitions shall be added to Section 1.01 of the Primary Agreement:

"Additional Second Closing Eco Telecom Shares" shall mean the number of shares of Common Stock determined by dividing the Additional Second Closing Eco Telecom Purchase Price by the Per Share Price.

"Additional Second Closing Eco Telecom Purchase Price" shall mean the cash amount delivered to the Issuer by Eco Telecom at the Second Closing in respect of the Additional Second Closing Eco Telecom Shares, in a minimum amount of US$22,000,000 and a maximum amount of US$58,500,000.

     8. Sections 2.02 through 2.11 of the Primary Agreement shall be deleted and replaced in their entirety with the following:

2.02 Second Closing
     --------------

     (a)  Purchase and Sale.
          -----------------

          (i)  Eco Telecom.
               -----------

               (A) Subject to the terms and conditions contained in this Agreement and in accordance with the procedures set forth in Schedule 2.02(a)(i)
                                                             -------------------
attached hereto, on the Second Closing Date, (x) the Issuer shall issue and sell to Eco Telecom, and (y) Eco Telecom shall purchase from the Issuer, the Second Closing Eco Telecom Shares. In addition, Eco Telecom shall consider in good faith, without any legal obligation, the purchase from the Issuer at the Second Closing of the Additional Second Closing Eco

Telecom Shares. In the event that, at the Second Closing, Eco Telecom delivers to the Issuer the Additional Second Closing Eco Telecom Purchase Price then, subject to the terms and conditions contained in this Agreement and in accordance with the procedures set forth in Schedule 2.02(a)(i) attached hereto,
                                            -------------------
on the Second Closing Date (x) the Issuer shall issue and sell to Eco Telecom, and (y) Eco Telecom shall purchase from the Issuer, the Additional Second Closing Eco Telecom Shares. The parties hereto acknowledge and agree that, in the event Eco Telecom considers in good faith the purchase of the Additional Second Closing Eco Telecom Shares at the Second Closing but nonetheless does not make such purchase, Eco Telecom shall not be deemed to have breached its obligation to purchase the Additional Second Closing Eco Telecom Shares pursuant to this Section 2.02(a)(i)(A).

               (B) For purposes of this Section 2.02(a)(i)(B) only, the Second Closing Eco Telecom Shares shall be deemed to also include the Additional Second Closing Eco Telecom Shares, if any, purchased by Eco Telecom at the Second Closing. Subject to the terms and conditions of this Agreement, solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable
(i) this Agreement shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of entering into this Agreement, (x) the Issuer shall not be obligated to transfer any Second Closing Eco Telecom Shares to Eco Telecom or be considered to have offered any Second Closing Eco Telecom Shares to Eco Telecom and (y) Eco Telecom shall not be obligated to purchase any Second Closing Eco Telecom Shares from the Issuer or to make payment for any Second Closing Eco Telecom Shares; (iii) the actual transactions contemplated by
Section 2.02(a)(i)(A) shall not constitute transactions involving securities (sdelki s tsennymi bumagami); and (iv) in no event shall such transactions take place before the registration of the issuance of the Second Closing Eco Telecom Shares with the FCSM and payment in full for the Second Closing Eco Telecom Shares by Eco Telecom, if and to the extent such registration and payment are required under Russian Law. The placement of the Second Closing Eco Telecom Shares shall occur on the date on which the Second Closing Eco Telecom Shares are disposed of (otchuzdeny) by the Issuer in favor of Eco Telecom, by transferring the title to the Second Closing Eco Telecom Shares to Eco Telecom at the Second Closing. This Section 2.02(a)(i)(B) shall have no effect on the interpretation of this Agreement under the laws of the State of New York, by which this Agreement is expressed to be governed. Subject to the terms and conditions contained in this Agreement, immediately upon the registration of the issuance of the Second Closing Eco Telecom Shares with the FCSM and in any event prior to the Issuer's execution of any other agreement with respect to any of the Second Closing Eco Telecom Shares, the Issuer and Eco Telecom shall execute the Individual Share Purchase Agreement (osnovnoi dogovor) attached as Annex A to Schedule 2.02(a)(i) which shall incorporate by reference the terms and conditions of this Agreement applicable to Eco Telecom, except that this Section 2.02(a)(i)(B) shall be excluded.

          (ii) VIP.
               ---

               (A) Subject to the terms and conditions contained in this Agreement and in accordance with the procedures set forth in Schedule
                                                             --------
2.02(a)(ii) attached hereto, on the Second Closing Date (x) the Issuer shall
-----------
issue and sell to VIP, and (y) VIP shall purchase from the Issuer, the Second Closing VIP Shares.

               (B) Subject to the terms and conditions of this Agreement, solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable (i) this Agreement shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of entering into this Agreement, (x) the Issuer shall not be obligated to transfer any Second Closing VIP Shares to VIP or be considered to have offered any Second Closing VIP Shares to VIP and (y) VIP shall not be obligated to purchase any Second Closing VIP Shares from the Issuer or to make payment for any Second Closing VIP Shares; (iii) the actual transactions contemplated by Section 2.02(a)(ii)(A) shall not constitute transactions involving securities (sdelki s tsennymi bumagami); and (iv) in no event shall such transactions take place before the registration of the issuance of the Second Closing VIP Shares with the FCSM and payment in full for the Second Closing VIP Shares by VIP, if and to the extent such registration and payment are required under Russian Law. The placement of the Second Closing VIP Shares shall occur on the date on which the Second Closing VIP Shares are disposed of (otchuzdeny) by the Issuer in favor of VIP, by transferring the title to the Second Closing VIP Shares to VIP at the Second Closing. This
Section 2.02(a)(ii)(B) shall have no effect on interpretation of this Agreement under the laws of the State of New York, by which this Agreement is expressed to be governed. Subject to the terms and conditions contained in this Agreement, immediately upon the registration of the issuance of the Second Closing VIP Shares with the FCSM and in any event prior to the Issuer's execution of any other agreement with respect to any of the Second Closing VIP Shares, the Issuer and VIP shall execute the Individual Share Purchase Agreement (osnovnoi dogovor) attached as Annex A to Schedule 2.02(a)(ii) which shall incorporate by reference the terms and conditions of this Agreement applicable to VIP, except that this
Section 2.02(a)(ii)(B) shall be excluded.

          (iii) Telenor.
                -------

               (A) Subject to the terms and conditions contained in this Agreement and in accordance with the procedures set forth in Schedule
                                                             --------
2.02(a)(iii) attached hereto, on the Second Closing Date, in the event that
------------
Telenor exercises the Second Closing Telenor Option pursuant to Section 2.04,
(x) the Issuer shall issue and sell to Telenor, and (y) Telenor shall purchase from the Issuer, the Second Closing Telenor Shares.

               (B) Subject to the terms and conditions of this Agreement, solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable (i) this Agreement shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of entering into this Agreement, (x) the Issuer shall not be obligated to transfer any Second Closing Telenor Shares to Telenor or be considered to have offered any Second Closing Telenor Shares to Telenor and (y) Telenor shall not be obligated to purchase any Second Closing Telenor Shares from the Issuer or to make payment for any Second Closing Telenor Shares; (iii) the actual transactions contemplated by Section 2.02(a)(iii)(A) shall not constitute transactions involving securities (sdelki s tsennymi bumagami); and (iv) in no event shall such transactions take place before the registration of the issuance of the Second Closing Telenor Shares with the FCSM and payment in full for the Second Closing Telenor Shares by Telenor, if and to the extent such registration and payment are required under Russian Law. The placement of the Second Closing Telenor Shares shall occur on the date on which the Second Closing Telenor Shares are disposed of (otchuzdeny) by the Issuer in favor of Telenor, by transferring the title to the Second Closing Telenor Shares to Telenor at the Second Closing. This Section 2.02(a)(iii)(B) shall have no effect on the interpretation of this Agreement under the laws of the State of New York, by which this Agreement is expressed to be governed. Subject to the terms and conditions contained in this Agreement, immediately upon the registration of the issuance of the Second Closing Telenor Shares with the FCSM and in any event prior to the Issuer's execution of any other agreement with respect to any of the Second Closing Telenor Shares, the Issuer and Telenor shall execute the Individual Share Purchase Agreement (osnovnoi dogovor) attached as Annex A to Schedule 2.02(a)(iii) which shall incorporate by reference the terms and conditions of this Agreement applicable to Telenor, except that this Section 2.02(a)(iii)(B) shall be excluded.

     (b)  Purchase Price.
          --------------

          (i)   Eco Telecom.  Subject to the terms and conditions hereof and in
                -----------
consideration of the sale and transfer to Eco Telecom by the Issuer of the Second Closing Eco Telecom Shares and the Additional Second Closing Eco Telecom Shares, if any, on the Second Closing Date, Eco Telecom shall pay to the Issuer
(A) the Second Closing Eco Telecom Purchase Price and (B) if applicable, the Additional Second Closing Eco Telecom Purchase Price in the manner provided in
Section 2.02(c)(ii), and (1) the Second Closing Eco Telecom Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Second Closing Eco Telecom Shares being purchased hereunder and (2) if applicable, the Additional Second Closing Eco Telecom Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Additional Second Closing Eco Telecom Shares being purchased hereunder.

          (ii)  VIP.  Subject to the terms and conditions hereof and in
                ---
consideration of the sale and transfer to VIP by the Issuer of the Second Closing VIP Shares, on the Second Closing Date VIP shall pay to the Issuer the Second Closing VIP Purchase Price in the manner provided in Section 2.02(c)(ii) and the Second Closing VIP Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Second Closing VIP Shares being purchased hereunder.

          (iii)  Telenor.  Subject to the terms and conditions hereof and in
                 -------
consideration of the sale and transfer to Telenor by the Issuer of the Second Closing Telenor Shares, on the Second Closing Date, in the event that Telenor exercises the Second Closing Telenor Option pursuant to Section 2.04, Telenor shall pay to the Issuer the Second Closing Telenor Purchase Price in the manner provided in Section 2.02(c)(ii) and the Second Closing Telenor Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Second Closing Telenor Shares being purchased hereunder.

          (iv)  Fractional Shares.  Notwithstanding anything to the contrary
                -----------------
contained herein, if the number of shares of Common Stock to be issued by the Issuer to any Purchaser at the Second Closing includes a fractional share of Common Stock then, in lieu of issuing any such fractional share, the number of shares of Common Stock issued to such Purchaser shall be rounded down to the nearest whole share, and the purchase price to be paid by such Purchaser shall be reduced proportionately.

     (c)  Pre-Closing; Closing
          --------------------

          (i) Pre-Closing.  On a date which is five (5) Business Days prior to
              -----------
the Second Closing Date the Issuer, Eco Telecom, VIP and Telenor, if applicable, shall (i) attend a pre-closing meeting (the "Second Closing Pre-Closing Meeting") at the offices of VIP's counsel, located at Ducat Place II, 7 Gasheka Street, Moscow 123056, Russian Federation (or at such other place as Eco Telecom and the Issuer, and VIP and Telenor if applicable, mutually agree) at 10:00 am local time, and (ii) review the documents to be delivered at the Second Closing to determine whether the conditions precedent specified in Article X with respect to the Second Closing have been, or will on the Second Closing Date be capable of being, fulfilled. At the Second Closing Pre-Closing Meeting, (A) Eco Telecom shall inform VIP, Telenor and the Issuer of the number of Additional Second Closing Eco Telecom Shares, if any, that Eco Telecom shall purchase at the Second Closing and (B) VIP shall present its calculations concerning the re-distributions of Preferred Stock required at the Second Closing pursuant to
Section 2.08.

          (ii) Closing.  The Second Closing will take place at the offices of
               -------
VIP's counsel at the address set out in the immediately preceding paragraph, or at such other place as Eco Telecom, the Issuer and VIP and Telenor, if applicable, mutually agree, at 10:00 am local time on the Second Closing Date. On the Second Closing Date, (A) if the conditions precedent specified in Article X with respect to the Second Closing have been fulfilled (or properly waived in writing in accordance with Article X), then (i) Eco Telecom shall pay to the Issuer the Second Closing Eco Telecom Purchase Price and, if applicable, the Additional Second Closing Eco Telecom Purchase Price, in US dollars, by wire transfer of immediately available funds to the account(s) designated by the Issuer, and (ii) upon receipt by the Issuer of the Second Closing Eco Telecom Purchase Price and, if applicable, the Additional Second Closing Eco Telecom Purchase Price, the Issuer shall deliver immediately to Eco Telecom an extract from the share register of the Issuer issued by the Registrar and showing Eco Telecom as the owner of the Second Closing Eco Telecom Shares and, if applicable, the Additional Second Closing Eco Telecom Shares; (B) if the conditions precedent specified in Article X have been fulfilled (or properly waived in writing in accordance with Article X), then (i) VIP shall pay to the Issuer the Second Closing VIP Purchase Price in rubles based on the CBR dollar to ruble exchange rate for the Business Day immediately preceding the Second Closing Date, by wire transfer of immediately available funds to the account(s) designated by the Issuer and (ii) upon receipt by the Issuer of the Second Closing VIP Purchase Price, the Issuer shall deliver immediately to VIP an extract from the share register of the Issuer issued by the Registrar and showing VIP as the owner of the Second Closing VIP Shares; and (C) in the event that Telenor exercises the Second Closing Telenor Option and if the conditions precedent specified in Article X have been fulfilled (or properly waived in writing in accordance with Article X), then (i) Telenor shall pay to the Issuer the Second Closing Telenor Purchase Price in US dollars, by wire transfer of immediately available funds to the account(s) designated by the Issuer, and (ii) upon receipt by the Issuer of the Second Closing Telenor Purchase Price, the Issuer shall deliver immediately to Telenor an extract from the share register of the Issuer issued by the Registrar and showing Telenor as the owner of the Second Closing Telenor Shares.

2.03 Third Closing
     -------------

     (a)  Purchase and Sale.
          ------------------

               (i)  Eco Telecom.
                    -----------

             (A) Subject to the terms and conditions contained in this Agreement and in accordance with the procedures set forth in Schedule 2.03(a)(i) attached
                                                   -------------------
hereto, if the number of Third Closing Eco Telecom Shares is greater than zero, on the Third Closing Date, (x) the Issuer shall issue and sell to Eco Telecom, and (y) Eco Telecom shall purchase from the Issuer, the Third Closing Eco Telecom Shares.

             (B) Subject to the terms and conditions of this Agreement, solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable (i) this Agreement shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of entering into this Agreement, (x) the Issuer shall not be obligated to transfer any Third Closing Eco Telecom Shares to Eco Telecom or be considered to have offered any Third Closing Eco Telecom Shares to Eco Telecom and (y) Eco Telecom shall not be obligated to purchase any Third Closing Eco Telecom Shares from the Issuer or to make payment for any Third Closing Eco Telecom Shares; (iii) the actual transactions contemplated by
Section 2.03(a)(i)(A) shall not constitute transactions involving securities (sdelki s tsennymi bumagami); and (iv) in no event shall such transactions take place before the registration of the issuance of the Third Closing Eco Telecom Shares with the FCSM and payment in full for the Third Closing Eco Telecom Shares by Eco Telecom, if and to the extent such registration and payment are required under Russian Law. The placement of the Third Closing Eco Telecom Shares, if any, shall occur on the date on which the Third Closing Eco Telecom Shares are disposed of (otchuzdeny) by the Issuer in favor of Eco Telecom, by transferring the title to the Third Closing Eco Telecom Shares to Eco Telecom at the Third Closing, if applicable. This Section 2.03(a)(i)(B) shall have no effect on the interpretation of this Agreement under the laws of the State of New York, by which this Agreement is expressed to be governed. Subject to the terms and conditions contained in this Agreement, immediately upon the registration of the issuance of the Third Closing Eco Telecom Shares, if any, with the FCSM and in any event prior to the Issuer's execution of any other agreement with respect to any of the Third Closing Eco Telecom Shares, the Issuer and Eco Telecom shall execute the Individual Share Purchase Agreement (osnovnoi dogovor) attached as Annex A to Schedule 2.03(a)(i) which shall incorporate by reference the terms and conditions of this Agreement applicable to Eco Telecom, except that this Section 2.03(a)(i)(B) shall be excluded.

          (ii)  Intentionally omitted.

          (iii) Intentionally omitted.

     (b)  Purchase Price.
          ---------------

          (i)   Eco Telecom.  Subject to the terms and conditions hereof and in
                -----------
consideration of the sale and transfer to Eco Telecom by the Issuer of the Third Closing Eco Telecom Shares, if any, on the Third Closing Date, Eco Telecom shall pay to the Issuer the Third Closing Eco Telecom Purchase Price in the manner provided in Section 2.03(c)(ii) and, if applicable, the Third Closing Eco Telecom Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Third Closing Eco Telecom Shares being purchased hereunder.

          (ii)  Fractional Shares.  Notwithstanding anything to the contrary
                -----------------
contained herein, if the number of Third Closing Eco Telecom Shares includes a fractional share of Common Stock then, in lieu of issuing any such fractional share, the number of Third Closing Eco Telecom Shares shall be rounded up to the nearest whole share, and the Third Closing Eco Telecom Purchase Price shall be increased proportionately.

          (iii) Intentionally omitted.

     (c)  Pre-Closing; Closing.
          ---------------------

          (i)  Pre-Closing. If the number of Third Closing Eco Telecom Shares is
               -----------
greater than zero then, on a date which is five (5) Business Days prior to the Third Closing Date the Issuer, Eco Telecom VIP and Telenor (if Telenor is a shareholder of the Issuer as of such date), shall (i) attend a pre-closing meeting ("the Third Closing Pre-Closing Meeting") at the offices of the VIP's counsel, located at Ducat Place II, 7 Gasheka Street, Moscow 123056, Russian Federation (or at such other place as Eco Telecom and the Issuer, and VIP and Telenor, if applicable, mutually agree) at 10:00 am local time, and (ii) review the documents to be delivered at the Third Closing to determine whether the conditions precedent specified in Article XI with respect to the Third Closing have been, or will on the Third Closing Date be capable of being, fulfilled. At the Third Closing Pre-Closing Meeting, VIP shall present its calculations concerning the re-distributions of Preferred Stock required at the Third Closing pursuant to Section 2.09.

          (ii) Closing.  If applicable, the Third Closing will take place at the
               -------
offices of VIP's counsel at the address set out in the immediately preceding paragraph, or at such other place as Eco Telecom, the Issuer, and VIP, and Telenor, if applicable, mutually agree, at 10:00 am local time on the Third Closing Date. If applicable, on the Third Closing Date, if the conditions precedent specified in Article XI with respect to the Third Closing have been fulfilled (or properly waived in writing in accordance with Article XI), then
(i) Eco Telecom shall pay to the Issuer the Third Closing Eco Telecom Purchase Price in US dollars, by wire transfer of immediately available funds to the account(s) designated by the Issuer, and (ii) upon receipt by the Issuer of the Third Closing Eco Telecom Purchase Price, the Issuer shall deliver immediately to Eco Telecom an extract from the share register of the Issuer issued by the Registrar and showing Eco Telecom as the owner of the Third Closing Eco Telecom Shares. Upon payment by Eco Telecom of the Third Closing Eco Telecom Purchase Price in accordance with this Section 2.03, the Issuer shall cause to be delivered to each party to this Agreement a certificate of the bank to which the Third Closing Eco Telecom Purchase Price is paid confirming that the Third Closing Eco Telecom Purchase Price has been received by the Issuer into its account.

2.04 Second Closing Purchase by VIP and Second Closing Option of Telenor
     -------------------------------------------------------------------

     (a)  VIP Purchase Obligation.  Subject to the terms and conditions hereof,
          -----------------------
including without limitation Section 2.02(a)(ii), on but not later than the Second Closing Date, VIP shall:

          (i) in the event Telenor exercises the Second Closing Telenor Option at the Second Closing, purchase from the Issuer newly-issued shares of Common Stock in the amount (but not less than the amount) equal to fifty percent (50%) of the number of shares of Common Stock determined by dividing US$117,000,000 by the Per Share Price as of the Second Closing Date (the "Second Closing VIP Primary Shares") for a purchase price in an amount equal to the product of the Second Closing VIP Primary Shares and the Per Share Price; or

          (ii) in the event Telenor does not exercise the Second Closing Telenor Option at the Second Closing, purchase from the Issuer newly-issued shares of Common Stock in the amount (but not less than the amount) equal to one hundred percent (100%) of the number of shares of Common Stock determined by dividing US$117,000,000 by the Per Share Price as of the Second Closing Date (the "Second Closing VIP Secondary Shares") for a purchase price in an amount equal to the product of the Second Closing VIP Secondary Shares and the Per Share Price.

     (b)  Telenor Option.  Subject to the terms and conditions hereof, including
          --------------
without limitation Section 2.02(a)(iii), on but not later than the Second Closing Date, Telenor shall have the option, exercisable by written notice to the Issuer and VIP (the "Second Closing Telenor Option") to purchase from the Issuer newly-issued shares of Common Stock in the amount (but not less than the amount) equal to fifty percent (50%) of the number of shares of Common Stock determined by dividing US$117,000,000 by the Per Share Price as of the Second Closing Date (the "Second Closing Telenor Primary Option Shares") for a purchase price in an amount equal to the product of the Second Closing Telenor Primary Option Shares and the Per Share Price (the "Second Closing Telenor Purchase Price").

     (c)  Second Closing Due Diligence Review.
          -----------------------------------

          (i) During the period commencing ninety (90) calendar days prior to the Second Closing Date and ending on the Second Closing Date, the Issuer shall grant Telenor (and their respective authorized Representatives) reasonable access during normal business hours to its, and its Subsidiaries', premises, Books and Records and employees in order for Telenor to perform a due diligence review of the Issuer's business and operations.

          (ii) The Issuer shall, no later than thirty (30) Business Days prior to the Second Closing Date, deliver to Telenor in writing all information reasonably requested in writing by Telenor (provided that such written request by Telenor was delivered to the Issuer no later than forty (40) Business Days prior to the Second Closing Date).

          (iii) Between such fortieth (40/th/) Business Day prior to the Second Closing Date and the Second Closing Date, the Issuer shall use reasonable efforts to promptly supply in writing all other information reasonably requested by Telenor in writing.

     (d)  Notice of Intention.  At the Second Closing Pre-Closing Meeting,
          -------------------
Telenor shall deliver written notice to VIP (the "Second Closing Notice of Intention") and the Issuer stating whether (and to what extent) it intends to exercise its option pursuant to Section 2.04(b) ( the "Second Closing Option"). The Second Closing Notice of Intention shall be for the sole purpose of providing reasonable notice to the Issuer and VIP of Telenor's intention to exercise its Second Closing Option and shall in no way obligate Telenor to exercise its Second Closing Option on the Second Closing Date in the manner indicated in the Second Closing Notice of Intention or otherwise; provided,
                                                                  --------
however, that Telenor shall be deemed to have elected not to exercise its Second
-------
Closing Option if it fails to attend the Second Closing Pre-Closing Meeting and deliver a Second Closing Notice of Intention as provided herein.

     (e)  Disclosure Letter.
          -----------------

          (i) Ten (10) Business Days prior to the Second Closing Date, the Issuer shall deliver to Telenor the Disclosure Letter in the form attached hereto as Exhibit B with the information contemplated to be included in the
          ---------
schedules thereto to be provided as of the date of delivery of such letter (the "Second Closing Disclosure Letter").

          (ii) By no later than 10:00 a.m. (Moscow time) on the Business Day immediately preceding the Second Closing Date, the Issuer shall re-deliver to Telenor the Second Closing Disclosure Letter with the information included in the letter and the schedules thereto updated as of the date of delivery of such letter (the "Updated Second Closing Disclosure Letter"). The Updated Second Closing Disclosure Letter (including the schedules thereto) shall be clearly marked to show all changes from the Second Closing Disclosure Letter. If notwithstanding the foregoing, the Updated Second Closing Disclosure Letter shall be delivered after 10:00 a.m. (Moscow time) on such date, then, upon the request of Telenor, the closing date with respect to the Second Closing VIP Shares and the Second Closing Telenor Shares only shall be postponed to (A) one
(1) Business Day following the date of delivery of such Updated Second Closing Disclosure Letter (if such letter is delivered by 10:00 a.m. (Moscow time) on the date of delivery) or (B) two (2) Business Days following the date of delivery of such Updated Second Closing Disclosure Letter (if such letter is delivered after 10:00 a.m. (Moscow time) on the date of delivery). At such later closing date, (i) VIP shall purchase (and the Issuer shall have the obligation to sell to VIP) the Second Closing VIP Shares, at the same price and in the same manner as VIP was obligated to purchase such shares at the Second Closing and (ii) Telenor shall have the right, but not the obligation, to purchase (and the Issuer shall have the obligation to sell to Telenor) the Second Closing Telenor Shares, at the same price and in the same manner as Telenor was entitled to purchase such shares at the Second Closing. The Second Closing Disclosure Letter and the Updated Second Closing Disclosure Letter shall be considered delivered to Telenor for purposes of this Agreement if such letters are delivered to the Moscow offices of both Telenor and Telenor's legal counsel, respectively, as indicated in Section 15.01.

          (iii) Provided that the Issuer has complied with its obligations under Section 2.04(c), on the Second Closing Date (or such later closing date as contemplated in clause (ii) above or Section 2.04(g)), Telenor (if Telenor exercises its Second Closing Option) shall represent to the Issuer in writing (by a certificate signed by the President or member of the board of directors of Telenor) as to whether there is any breach by the Issuer actually known to Telenor of any representation or warranty made by the Issuer in the Updated Second Closing Disclosure Letter. "Actually known" for purposes of this clause
(iii) shall mean that Telenor has been informed in writing, whether in the form of written responses or any written materials or documentation provided to Telenor by the Issuer or its counsel, independent accountants or financial advisor.

     (f)  Waiver of Option Exercise.  In the event that Telenor elects not to
          -------------------------
exercise its Second Closing Option, Telenor shall (not later than the Second Closing Date or such later date, if applicable, to which the closing date with respect to the Second Closing Telenor Shares has been postponed in accordance with Section 2.04(e) or Section 2.04(g)) deliver an option waiver notice to the Issuer in the form attached hereto as Exhibit C.

     (g)  Consequences of Failure to Consummate Second Closing; Additional
          ----------------------------------------------------------------
Second Closing.
--------------

          (i) Notwithstanding any provision of this Agreement to the contrary, if Eco Telecom for whatever reason does not pay the Second Closing Eco Telecom Purchase Price to the Issuer on the Second Closing Date, all rights and obligations of Eco Telecom under Section 2.03 shall terminate; provided,
                                                               --------
however, that Eco Telecom will be deemed to have breached its obligations under
-------
this Agreement to pay the Second Closing Eco Telecom Purchase Price and the Third Closing Eco Telecom Purchase Price, respectively, if Eco Telecom does not pay the Second Closing Eco Telecom Purchase Price to the Issuer on the Second Closing Date for any reason other than due to non-fulfillment on the Second Closing Date of the conditions precedent contained in paragraphs (b) through (g) of Section 10.01.

          (ii) Notwithstanding any provision of this Agreement to the contrary, following an Eco Telecom Second Closing Contribution Default and provided that at the Second Closing VIP is obligated pursuant to Section 2.04(a) to purchase the Second Closing VIP Shares, VIP may, in its sole discretion by written notice to the Issuer and Telenor delivered on the Second Closing Date, elect to postpone the closing date with respect to its purchase of the aggregate amount of shares of Common Stock which VIP is obligated to purchase pursuant to Section 2.04(a) to a date which is no later than five (5) Business Days following the Second Closing Date. At such later closing date VIP shall have the right, but not the obligation, to purchase (and the Issuer shall have the obligation to sell to VIP) such shares, at the same purchase price and in the same manner as VIP was entitled to purchase such shares at the Second Closing, provided that no additional Disclosure Letter need be delivered.

          (iii) Notwithstanding any provision of this Agreement to the contrary, following an Eco Telecom Second Closing Contribution Default and provided that at the Second Closing Telenor has the right pursuant to Section 2.04(b) to purchase the Second Closing Telenor Shares, Telenor may, in its sole discretion by written notice to the Issuer and VIP delivered on the Second Closing Date, elect to postpone the closing date with respect to its purchase of the aggregate amount of shares of Common Stock which Telenor has the right to purchase pursuant to Section 2.04(b) to a date which is no later than five (5) Business Days following the Second Closing Date. At such later closing date Telenor shall have the right, but not the obligation, to purchase (and the Issuer shall have the obligation to sell to Telenor) such shares, at the same purchase price and in the same manner as Telenor was entitled to purchase such shares at the Second Closing, provided that no additional Disclosure Letter need be delivered.

2.05 Intentionally omitted.

2.06 Effect of Eco Telecom Contribution Default on Purchase Options; Deemed
     ----------------------------------------------------------------------
Breach
------

     (a) Subject to Section 2.04(g), upon the occurrence of an Eco Telecom Second Closing Contribution Default, the obligation of VIP under Section 2.04(a) shall be considered to be a right, but not an obligation, of VIP. Subject to
Section 2.04(g), the rights of Telenor under Section 2.04 above shall not be affected by the occurrence of an Eco Telecom Second Closing Contribution Default.

     (b) Eco Telecom will be deemed to have breached its obligations under this Agreement to pay the Third Closing Eco Telecom Purchase Price if Eco Telecom does not pay the Third Closing Eco Telecom Purchase Price, if any, to the Issuer on the Third Closing Date, if applicable, for any reason other than due to non-fulfillment on the Third Closing Date of the conditions precedent contained in paragraphs (a)(ii) through (a)(vii) of Section 11.01.

2.07 Intentionally omitted.

2.08 Redistribution of Preferred Stock at the Second Closing
     --------------------------------------------------------

     (a) The parties hereto agree that simultaneously with the Second Closing (or on the Second Closing Date in the event of an Eco Telecom Second Closing Contribution Default), Eco Telecom will sell at nominal value to each other Purchaser such number of shares of Preferred Stock, and each other Purchaser will purchase at nominal value from Eco Telecom such number of shares of Preferred Stock, so that after taking into account all shares of Common Stock actually issued in the Second Closing and the transfers of the Preferred Stock pursuant to this Section 2.08(a), each of the Purchasers will own the Second Closing Implied Percentage (or the Second Closing Contribution Default Percentage in the event of a Second Closing Eco Telecom Contribution Default) (the Second Closing Implied Percentage or the Second Closing Contribution Default Percentage, as the case may be, the "Second Closing Applicable Percentage").

     (b) If shares of Common Stock are purchased at any Additional Second Closing following the Second Closing Date, then, simultaneously with such Additional Second Closing, each Purchaser will sell at nominal value to each other Purchaser such number of shares of Preferred Stock, and/or each Purchaser will purchase at nominal value from each other Purchaser, such number of shares of Preferred Stock, so that each of the Purchasers will own the Second Closing Applicable Percentage as if the Additional Second Closing occurred simultaneously with the Second Closing.

2.09 Redistribution of Preferred Stock at the Third Closing
     ------------------------------------------------------

     The parties hereto agree that simultaneously with the Third Closing, if any, or on the Third Closing Date in the event of an Eco Telecom Third Closing Contribution Default, each Purchaser will sell at nominal value to each other Purchaser such number of shares of Preferred Stock, and/or each Purchaser will purchase at nominal value from each other Purchaser such number of shares of Preferred Stock, so that after taking into account all shares of Common Stock actually issued in the Third Closing and the transfers of the shares of the Preferred Stock pursuant to this Section 2.09(a), each of the Purchasers will own the Third Closing Implied Percentage (or the Third Closing Contribution Default Percentage in the event of a Third Closing Eco Telecom Contribution Default).

2.10 Redistribution of Preferred Stock Upon Exercise of VIP-R Call Option
     --------------------------------------------------------------------

     The parties hereto agree that on any date prior to the Conversion when Eco Telecom transfers to Telenor any shares of Common Stock of the Issuer as a result of Telenor's exercise of the VIP-R Call Option (the "Exercise Transfer") the following shall occur (and shall be deemed to occur simultaneously): each Purchaser will sell at nominal value to each other Purchaser such number of shares of Preferred Stock and/or each Purchaser will purchase at nominal value from the other Purchasers such number of shares of Preferred Stock, so that after taking into account the Exercise Transfer and the transfers of the Preferred Stock pursuant to this Section 2.10 each of the Purchasers will own the Telenor Option Exercise Percentage.

2.11 Conversion of Preferred Stock; Further Assurances
     -------------------------------------------------

     (a) Immediately following the later of (x) (i) if Eco Telecom purchases the Additional Second Closing Eco Telecom Shares for a purchase price of US$58,500,000, the Second Closing or (ii) if Eco Telecom does not purchase the Additional Second Closing Eco Telecom Shares for a purchase price of US$58,500,000, the Third Closing and the completion of all regulatory steps in connection therewith, or (y) the exercise by VIP (through VIP Sub) of the right to repurchase shares of Preferred Stock as specified in Section 2.12, the Issuer shall approve a decision on the issuance of the shares of Common Stock (the "Convertible Decision on Issuance"). The Convertible Decision on Issuance shall provide (x) for the issuance of an amount of shares of Common Stock equal to the amount of shares of Preferred Stock then outstanding and held by all Purchasers and (y) that such shares of Common Stock shall be issued only in exchange for such shares of Preferred Stock without any additional payments or premium. As soon as practicable following such approval the Issuer will effect the registration of the Convertible Decision on Issuance with the FCSM and shall take all measures necessary to effect the conversion of such shares of the Preferred Stock into shares of Common Stock (the "Conversion").

     (b) In the event that the magnitude of (i) any redistribution of shares of Preferred Stock at the Second Closing and/or the Third Closing and/or Exercise Transfer as set forth in Sections 2.08, 2.09 or 2.10 or (ii) the exercise by VIP (through VIP Sub) of the right to repurchase shares of Preferred Stock as specified in Section 2.12, results in any Purchaser having fewer shares of Preferred Stock than such Purchaser is required to sell to the other Purchasers (or VIP Sub) to comply fully with the provisions of Sections 2.08, 2.09 or 2.10 (as applicable for such particular Closing or Exercise Transfer) or Section 2.12, then such Second Closing, Third Closing or Exercise Transfer (as applicable) shall be effected and shall be completed but the provisions of Sections 2.08, 2.09 or 2.10 (as applicable for such particular Closing or Exercise Transfer) shall not apply and the parties agree to negotiate in good faith and use reasonable efforts to reach an alternative arrangement which will allow the parties to attain the results contemplated in Sections 2.08, 2.09, 2.10, 2.11(a) and 2.12.

     (c) Each of the Issuer and each Purchaser agrees to take all actions reasonably necessary to effect the transactions set forth in, or contemplated by, Article II of this Agreement, including, but not limited to waiving any rights under Articles 30 and 75 of the Federal Law of the Russian Federation "On Joint Stock Companies", dated December 26, 1995, as amended, or similar rights which may be established by laws and regulations amending or replacing the provisions of the above-mentioned Articles.

     (d) The Parties hereby acknowledge that the general purpose of the provisions of Sections 2.08, 2.09, 2.10, 2.11(a), 2.11(b) and 2.12 (the
"Compensating Sections") hereof is that after the implementation of the provisions of the Compensating Sections (and, for the avoidance of doubt, after the Conversion) each of the Purchasers own the same percentage of the shares of the Common Stock of the Issuer (which percentage shall then be equal to the percentage of the voting capital stock of the Issuer) as if (x) all the Purchasers' Shares, whenever issued by the Issuer to the Purchasers pursuant to this Agreement, were issued at the Per Share Price specified in Schedule 1.01(C), (y) the Eco Telecom Preferred Stock was never issued, and (z) all transactions in respect of the shares of Common Stock occurred as they actually occurred before the Conversion.

     9. The phrase "or the GMS, as applicable," shall be inserted after the phrase "approval of the amendments to the Charter by the Board" in Section 3.03(c) of the Primary Agreement.

     10. The phrase "validly authorized by the Board of Directors" in the third line of Section 4.02 of the Primary Agreement shall be replaced with the phrase "validly authorized by the board of directors".

     11. The phrase "which is approved by the Board or shareholders in accordance with the Charter or in accordance with the internal documents of the Company approved by the Board in accordance with Section 10.5.10 of the Charter" in Section 5.07(b) of the Primary Agreement shall be deleted and replaced with the phrase "which is approved by the GMS in accordance with the Charter or in accordance with the internal documents of the Company approved by the GMS in accordance with Section 9.2.19 of the Charter".

     12. The phrase "Article II or" in Sections 10.01(d) and 11.01(a)(iv) of the Primary Agreement shall be deleted.

     13. The term "Additional Closings" in the title of Article XI and each place it appears in Article 11.02 of the Primary Agreement shall be deleted and replaced by the term "Additional Second Closings".

     14. The term "Disclosure Letters" in Sections 12.01, 13.01(b) and 13.01(c) of the Primary Agreement shall be deleted and replaced by the term "Disclosure Letter".

     15. The phrase "or (ii) any willful misconduct, or bad faith action or failure to act by the CEO of the Issuer (appointed by the members of the Board nominated to the Board by Eco Telecom (or by VIP as instructed by Eco Telecom) pursuant to the VIP-R Shareholders Agreement) and/or any member of the senior management of the Issuer appointed by such CEO" in Section 13.01(a) of the Primary Agreement shall be deleted and replaced with the following:

     "or (ii) any willful misconduct, or bad faith action or failure to act prior to February 21, 2002 by (a) the CEO of the Issuer or (b) any member of the senior management of the Issuer appointed by such CEO, in each case irrespective of when such willful misconduct, or bad faith action or failure to act is discovered."

     16. Article 15.05 of the Primary Agreement shall be amended by deleting the phrase "Sections 2.04(c) and 2.05(d)" in the first sentence thereof and replacing it in its entirety with the phrase "Section 2.04(c)".

     17. Paragraph 2 of Exhibit B (Form of Second Closing Disclosure Letter) to the Primary Agreement shall be amended by deleting the words "the shareholder or Board of Directors as applicable of the Issuer" and replacing them with the words "the GMS".

     18. The parties hereto acknowledge and agree that this Amendment shall become effective only if (i) VIP's shareholders approve items 10 and 11 set forth on the agenda of VIP's 2002 annual GMS, (ii) either (X) at least US$200 million is disbursed to VIP under a loan agreement to be entered into by VIP, as borrower, with J.P. Morgan AG, as lender or (Y) at least 80% of all members of the VIP Board approve the waiver of clause 18(ii)(X) and (iii) the Company obtains all necessary consents and waivers of third parties. In the event that
(i) VIP's shareholders do not approve such items 10 and 11 on the agenda of VIP's 2002 annual GMS, (ii) (X) at least US$200 million is not disbursed to VIP under a loan agreement to be entered into by VIP, as borrower, with J.P. Morgan AG, as lender, and (Y) at least 80% of all members of the VIP Board do not approve the waiver of clause 18(ii)(X) or (iii) the Company is unable to obtain all necessary consents and waivers of third parties, this Amendment shall be null and void and of no force or effect.

     19. This Amendment shall become effective only upon its execution by all parties hereto.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed by its duly authorized officer, effective as of the day and year first above written.


OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS"


By:  /s/  Jo Lunder
     ------------------------------------------
     Name:  Jo Lunder
     Title: CEO/General Director


By:  /s/ Dmitriy Steshchenko
     ------------------------------------------
     Name:  Dmitriy Steshchenko
     Title: Chief Accountant


ECO TELECOM LIMITED


By:  /s/ Pavel Kulikov
     ------------------------------------------
     Name:  Pavel Kulikov
     Title: Attorney-in-Fact


TELENOR EAST INVEST AS


By:  /s/ Henrik Torgersen
     ------------------------------------------
     Name:  Henrik Torgersen
     Title: Attorney-in-Fact


OPEN JOINT STOCK COMPANY "VIMPELCOM-REGION"


By:  /s/ Alexei Mishchenko
     ------------------------------------------
     Name:  Alexei Mishchenko
     Title: General Director


By:  /s/  Galina V. Nesterova
     ------------------------------------------
     Name:  Galina V. Nesterova
     Title: Chief Accountant

                                                                      Appendix A
                                                                      ----------



Additional Closings
Additional Third Closings
Second Closing Telenor Primary Option Purchase Price
Second Closing Telenor Reduced Shares
Second Closing Telenor Secondary Option Shares
Second Closing VIP Option
Second Closing VIP Primary Option Purchase Price
Telenor Third Closing Notice of Intention
Third Closing Applicable Percentage
Third Closing Disclosure Letter
Third Closing Notice of Intention
Third Closing Telenor Option
Third Closing Telenor Primary Option Shares
Third Closing Telenor Primary Option Purchase Price
Third Closing Telenor Purchase Price
Third Closing Telenor Secondary Option Shares
Third Closing Telenor Secondary Option Purchase Price
Third Closing Telenor Shares
Third Closing Telenor Tertiary Option Shares
Third Closing VIP Option
Third Closing VIP Primary Option Shares
Third Closing VIP Primary Option Purchase Price
Third Closing VIP Purchase Price
Third Closing VIP Secondary Option Purchase Price
Third Closing VIP Secondary Option Shares
Third Closing VIP Shares
Updated Third Closing Disclosure Letter
VIP Third Closing Notice of Intention